Contact:
ShengdaTech, Inc.
Xiangzhi Chen
Tel: 86-21-58359979-8004
cxz@shengdatech.com
www.shengdatechinc.com

ShengdaTech Provides an Update and Announces

Receipt of NASDAQ  Notice

SHANGHAI, May 20, 2011ShengdaTech, Inc. (“ShengdaTech” or the “Company”) (NASDAQ: SDTH), a leading manufacturer of nano-precipitated calcium carbonate (“NPCC”) in China, today confirmed that it is continuing to conduct business operations while the Company is appealing the delisting determination issued by the Listing Qualifications Department of The NASDAQ Stock Market LLC (“Nasdaq”).  The appeal has temporarily stayed the delisting action pending a hearing on the matter.  The Company recently submitted a new compliance plan to Nasdaq in preparation for a hearing scheduled for May 26, 2011 whereby the Company will present its appeal of the Nasdaq’s delisting determination. There can be no assurance that the Company’s appeal for continued listing will be granted, or even if it is granted that the Company will be able to execute upon such request in a timely manner or to the satisfaction of Nasdaq. In the event the Nasdaq affirms the delisting determination, the Company’s securities will be subject to imminent delisting from Nasdaq and will be quoted for trading in over-the-counter securities markets.

On April 16, 2011, the Company received a letter from Nasdaq stating that the Company’s failure to file its Form 10-Q for the period ended March 31, 2011 with the Securities Exchange Commission and Nasdaq serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market under Nasdaq Listing Rule 5810(b). The Company intends to address this matter pursuant to Nasdaq Listing Rule 5810(d) at the appeals hearing.

Additionally, as previously reported, the special committee, consisting of three independent members of the Board of Directors, is executing upon its mandate to conduct an internal investigation into serious discrepancies and unexplained issues relating to the Company and its subsidiaries' financial records identified by KPMG, the Company's former independent registered public accounting firm, in the course of their audit of the consolidated financial statements for the fiscal year ended December 31, 2010.  The Company has started to implement the cash control and validation plan established by the special committee, which requires the transfer of control over the Company’s cash assets by consolidating cash into accounts over which the audit committee would have authority.

The Company is in the process of evaluating potential independent registered public accounting firms to replace KPMG and intends to become compliant with its reporting obligations as soon as practicable.

About ShengdaTech, Inc.

ShengdaTech is engaged in the business of manufacturing, marketing, and selling nano-precipitated calcium carbonate (“NPCC”) products. The Company converts limestone into NPCC using its proprietary and patent-protected technology. NPCC products are increasingly used in tires, paper, paints, building materials, and other chemical products. In addition to its broad customer base in China, the Company currently exports to Singapore, Thailand, South Korea, Malaysia, India, Latvia and Italy.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the Company's ability to successfully appeal the delisting notification from Nasdaq; the Company's ability to timely complete an internal investigation into discrepancies and unexplained issues from its former independent auditor; the discovery of additional issues related to the Company's accounting records which may extend the investigation; costs and expenses incurred by the Company related to the internal investigation, including legal and other professional service fees, and the ultimate findings and conclusions of such investigation; the Company's exposure to shareholder lawsuits that have been filed against the Company in connection with the matters subject to the investigation, in addition to costs and expenses that will be incurred by the Company related to the defense of such claims; the ability of any new independent auditing firm to audit the Company's financial statements for the years ended December 31, 2010, 2009 and 2008; the Company’s ability to file its Form 10-K for the year ended December 31, 2010 and Form 10-Q for the quarter ended March 31, 2011 within a reasonable period; the Company's inability to efficiently deploy resources to manage the process or complete it on a timely basis; unanticipated changes in product demand especially in the tire industry; changes in composition of tires; the Company's ability to meet the planned expansion schedule for its NPCC capacity; the Company's ability to identify acquisition targets; changes to government regulations; risk associated with operation of the Company's new manufacturing facility; ability to attract new customers; ability to increase its product's application; ability of its customers to sell products; cost of raw materials; downturns in the Chinese economy; and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission.  You are urged to consider these factors care in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.